SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONTINENTAL BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-7178923
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12018 Sunrise Valley Drive, Suite 600 Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-193078

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share.	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1:	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share (the “Common Stock”), of Continental Building Products, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-193078) initially filed with the Securities and Exchange commission on December 24, 2013 (as amended from time to time, the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, including with respect to the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Item 2:	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONTINENTAL BUILDING PRODUCTS, INC.
By:	/s/ Isaac Preston
Name: Title:	Isaac Preston President and Chief Executive Officer

Date: January 31, 2014